OLD MUTUAL FUNDS I CONSENT OF COUNSEL

We hereby consent to the use of our name and the reference to our firm under the caption “Other Service Providers—Counsel and Independent Registered Public Accounting Firm” in the Statements of Additional Information included as part of Post-Effective Amendment No. 37 under the Securities Act of 1933, as amended, and Amendment No. 38 under the Investment Company Act of 1940, as amended, to the Registration Statement of Old Mutual Funds I on Form N-1A.

/s/ Stradley Ronon Stevens & Young, LLP
Stradley Ronon Stevens & Young, LLP

Philadelphia, Pennsylvania
November 22, 2010